SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of Earliest Event Reported): July 29, 1999 (July 19, 1999)






                               TRANSIT GROUP, INC.
             (Exact name of Registrant as specified in its charter)



                Florida
(State or other jurisdiction of        33-30123-A                59-2576629
incorporation or organization)    (Commission File No.)        (IRS Employer
                                                            Identification No.)








                              2859 Paces Ferry Road
                                   Suite 1740
                             Atlanta, Georgia 30339
          (Address of principal executive offices, including zip code)
                                 (770) 444-0240
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 19, 1999, Transit Group, Inc. ("Transit Group") consummated the acquisition of R & M Enterprises, Inc., a Nebraska corporation ("R&M") , and Williams Truck Brokers, Inc. a Nebraska corporation ("WTB").

         Pursuant  to the  Agreement  and  Plan of  Reorganization  included  in
Exhibit 2.1, R&M and a wholly-owned Nebraska subsidiary of Transit Group were merged into R&M in a reverse triangular merger, with R&M remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of R&M was converted into 1,215,000 shares of Transit Group common stock.

         Pursuant to the Stock Purchase Agreement included in Exhibit 2.2, the Transit Group acquired all of the 1,000 shares of WTB for a cash purchase price of $1,425,000.

         Transit Group, headquartered in Atlanta, Georgia, is a holding company in the business of acquiring and consolidating short-, medium- and long-haul trucking companies.

         R&M and WTB, headquartered in Nebraska, are short-, medium- and long-haul trucking companies.

ITEM 7.   EXHIBITS

2.1 Agreement and Plan of Reorganization made as of July 2, 1999, by and between Transit Group, Inc., a Florida corporation, R&M Enterprises, Inc., a Nebraska corporation, Michael P. Sortino and Randy A. Williams, each a resident of the State of Nebraska.

         2.2 Stock Purchase Agreement made as of July 2, 1999, by and between Transit Group, Inc., a Florida corporation and Michael P. Sortino and Randy A. Williams, each a resident of the State of Nebraska.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     TRANSIT GROUP, INC.



  Date:  July 29, 1999                               /s/ Philip A. Belyew
                                                     --------------------
                                                     Philip A. Belyew
                                                     President and Chief
                                                     Executive Officer